                                                                    Exhibit 11.2

                               XTRA Corporation
              Calculation of Weighted Average Shares Outstanding
            For the Four Quarters ended September 30, 1996 and 1995
                             (Millions of Shares)

                                QUARTER ENDED:

                                                            12/31/95       3/31/96        6/30/96        9/30/96      YTD 1996
                                                            --------       -------        -------        -------      --------
        Computation of Primary Shares Outstanding

        Weighted average common shares outstanding              16.4          16.1           16.0           15.7          16.1

        Common stock equivalents for primary EPS:

            Stock options outstanding                              -             -              -              -             -
                                                            --------       -------        -------        -------      --------
        Weighted average number of common
             shares outstanding (primary)                       16.4          16.1           16.0           15.7          16.1
                                                            --------       -------        -------        -------      --------
        Computation of Fully Diluted Shares Outstanding

        Weighted average common shares outstanding              16.4          16.1           16.0           15.7          16.1

        Common stock equivalents for fully diluted EPS:

            Stock options outstanding                              -             -              -              -             -
                                                            --------       -------        -------        --------     --------
        Weighted average number of common
             shares outstanding (fully diluted)                 16.4          16.1           16.0           15.7          16.1
                                                            --------       -------        -------        -------      --------

                                QUARTER ENDED:

                                                            12/31/94       3/31/95        6/30/95        9/30/95      YTD 1995
                                                            --------       -------        -------        -------      --------
        Computation of Primary Shares Outstanding

        Weighted average common shares outstanding              16.9          17.0           16.8           16.8          16.8

        Common stock equivalents for primary EPS:

            Stock options outstanding                            0.1             -            0.1              -           0.1
                                                            --------       -------        -------        -------      --------
        Weighted average number of common
             shares outstanding (primary)                       17.0          17.0           16.9           16.8          16.9
                                                            --------       -------        -------        -------      --------

        Computation of Fully Diluted Shares Outstanding

        Weighted average common shares outstanding              16.9          17.0           16.8           16.8          16.8

        Common stock equivalents for fully diluted EPS:

            Stock options outstanding                            0.1             -            0.1              -           0.1
                                                            --------       -------        -------        -------      --------

        Weighted average number of common
             shares outstanding (fully diluted)                 17.0          17.0           16.9           16.8          16.9
                                                            --------       -------        -------        -------      --------